                               POWER  OF ATTORNEY

                  For Obtaining EDGAR Access Codes and Filing Forms 3, 4 and 5

      Know all by these presents, that the undersigned hereby constitutes and appoints each of Travis Goldammer and Ewelina Post, and any of their substitutes, signing singly, as the undersigned's true and lawful attorney-in-
fact to:

     1.  prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission
         (the "SEC") a  Form  ID,  including amendments thereto, and any other documents necessary or appropriate to revive or obtain EDGAR
         Access Codes, including without limitation, Password Modification
         Authorization Code, CIK confirmation code, passwords, and passphrases enabling the undersigned to make electronic filings with the SEC of reports required by the Securities Exchange Act of 1934 or any rule or regulation of the SEC and to reset the EDGAR passphrase and take any other action considered necessary or advisable with respect to the undersigned's access to the undersigned's status as an electronic filer with respect to the SEC's EDGAR system;

     2.  execute and file on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file;

     3.  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 and 5, or other form or report, complete and execute any amendment or amendments thereto, and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

     4.   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact  may approve in such
          attorney-in-fact's discretion.

      The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned also ratifies hereby any action previously taken by such attorney-in-fact that would have been authorized by this power of attorney if it has been in effect at the time such action was taken.

       This Power of Attorney shall only remain in effect until the undersigned is no longer required to file Forms 3, 4, and 5, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of October, 2022.

VALERIE PATTON Notary                        CARLSON CAPITAL, L.P.
ID #124041670                                By: Asgard Investment Corp. II, its
My Commission Expires                        gereral Partner
November 12, 2025

                                             By:  /s/ Clint D. Carlson
                                                --------------------------------
                                             Name: Clint D. Carlson
                                             Title:  President